EXBHIBIT 32

CHIEF EXECUTIVE OFFICER AND CHIEF FINANCIAL OFFICER CERTIFICATION*

Pursuant to the requirement set forth in Rule 13a-14(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and Section 1350 of Chapter 63 of Title 18 of the United States Code (18 U.S.C. §1350), Martin M. Koffel, the Chief Executive Officer of URS Corporation (the “Company”), and H. Thomas Hicks, the Chief Financial Officer of the Company, each hereby certifies that, to the best of his knowledge:

1.
The Company’s Amendment No. 1 to this Annual Report on Form 10-K for the period ended December 28, 2012, to which this Certification is attached as Exhibit 32, fully complies with the requirements of Section 13(a) or Section 15(d) of the Exchange Act, and

2.	The information contained in Amendment No. 1 to this Annual Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated: November 21, 2013	By:	/s/ Martin M. Koffel
Martin M. Koffel
Chief Executive Officer

Dated: November 21, 2013	By:	/s/ H. Thomas Hicks
H. Thomas Hicks
Chief Financial Officer

* This certification accompanies Amendment No. 1 to this Form 10-K to which it relates, is not deemed “filed” with the Securities and Exchange Commission and is not to be or incorporated by reference into any filing of the Company under the Securities Act of 1933, as amended, or the Exchange Act, whether made before or after the date of the Form 10-K/A and irrespective of any general incorporation language contained in such filing.

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